Exhibit 99.1

August 16, 2010
For 7:00 am EDT Release

Contacts:	Shareholders'/Analysts/ Inquiries:	Media Inquiries:
	Tiffany Mason	Chris Aheam
	704-758-2033	704-758-2304

LOWE’S REPORTS SECOND QUARTER SALES AND EARNINGS RESULTS

-- Second Quarter Diluted Earnings Per Share Increased 13.7 Percent --
-- Second Quarter Comparable Store Sales Increased 1.6 Percent --

MOORESVILLE, N.C.  – Lowe’s Companies, Inc. (NYSE: LOW), the world’s second largest home improvement retailer, today reported net earnings of $832 million for the quarter ended July 30, 2010, a 9.6 percent increase from the same period a year ago.  Diluted earnings per share increased 13.7 percent to $0.58 from $0.51 in the second quarter of 2009.  For the six months ended July 30, 2010, net earnings increased 7.0 percent to $1.32 billion while diluted earnings per share increased 9.5 percent to $0.92.

Sales for the quarter increased 3.7 percent to $14.4 billion, up from $13.8 billion in the second quarter of 2009.  For the six months ended July 30, 2010, sales increased 4.2 percent to $26.7 billion.  Comparable store sales for the second quarter increased 1.6 percent and for the first half of 2010 increased 2.0 percent.

“Despite economic uncertainty, our continued focus on the customer and prudent expense management yielded solid results for the quarter,” said Robert A. Niblock, Lowe’s chairman and CEO. “With limited visibility into near-term demand, we continue to focus on operational efficiency to create value for our shareholders.  Longer-term, we believe improvements in labor and housing markets will be necessary to support more consistent improvement in demand for home improvement products.”

During the quarter, Lowe’s opened four stores and closed one.  As of July 30, 2010, Lowe’s operated 1,724 stores in the United States, Canada and Mexico representing 194.6 million square feet of retail selling space, a 2.0 percent increase over last year.

A conference call to discuss second quarter 2010 operating results is scheduled for today (Monday, August 16) at 9:00 am EDT.  The conference call will be available through a webcast and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s Second Quarter 2010 Earnings Conference Call Webcast.  A replay of the call will be archived on Lowes.com until November 14, 2010.

Lowe’s Business Outlook

Third Quarter 2010 (comparisons to third quarter 2009)
•	The company expects to open approximately 12 new stores reflecting square footage growth of approximately 2 percent
•	Total sales are expected to increase 3 to 5 percent
•	The company expects comparable store sales to increase 1 to 3 percent
•	Earnings before interest and taxes as a percentage of sales (operating margin) is expected to increase approximately 120 basis points
•	Depreciation expense is expected to be approximately $400 million
•	Diluted earnings per share of $0.28 to $0.32 are expected
•	Lowe’s third quarter ends on October 29, 2010 with operating results to be publicly released on Monday, November 15, 2010

Fiscal Year 2010 (comparisons to fiscal year 2009)
•	The company expects to open 40 to 45 stores in 2010 reflecting total square footage growth of approximately 2 percent
•	Total sales are expected to increase approximately 4 percent
•	The company expects comparable store sales to increase approximately 2 percent
•	Earnings before interest and taxes as a percentage of sales (operating margin) is expected to increase approximately 70 basis points
•	Depreciation expense is expected to be approximately $1.60 billion
•	Diluted earnings per share of $1.38 to $1.45 are expected for the fiscal year ending January 28, 2011

Disclosure Regarding Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Statements of the company's expectations for sales growth, comparable store sales, earnings and performance, capital expenditures, store openings, the housing market, the home improvement industry, demand for services, share repurchases and any statement of an assumption underlying any of the foregoing, constitute "forward-looking statements" under the Act.   Although the company believes that the expectations, opinions, projections, and comments reflected in its forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results expressed or implied by our forward-looking statements including, but not limited to, changes in general economic conditions, such as continued high rates of unemployment, interest rate and currency fluctuations, higher fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability and increasing regulation of consumer credit and of mortgage financing, inflation or deflation of commodity prices and other factors which can negatively affect our customers, as well as our ability to: (i) respond to adverse trends in the housing industry, such as the psychological effects of falling home prices, and in the level of repairs, remodeling, and additions to existing homes, as well as a general reduction in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes designed to enhance our efficiency and competitiveness; (iii) attract, train, and retain highly-qualified associates; (iv) locate, secure, and successfully develop new sites for store development particularly in major metropolitan markets; (v) respond to fluctuations in the prices and availability of services, supplies, and products; (vi) respond to the growth and impact of competition; (vii) address changes in existing or new laws or regulations that affect consumer credit, employment/labor, trade, product safety, transportation/logistics, energy costs, health care, tax or environmental issues; and (viii) respond to unanticipated weather conditions that could adversely affect sales. In addition, we could experience additional impairment losses if the actual results of our operating stores are not consistent with the assumptions and judgments we have made in estimating future cash flows and determining asset fair values. For more information about these and other risks and uncertainties that we are exposed to, you should read the "Risk Factors" and "Critical Accounting Policies and Estimates" included in our Annual Report on Form 10-K to the United States Securities and Exchange Commission (the “SEC”) and the description of material changes, if any, therein included in our Quarterly Reports on Form 10-Q.

The forward-looking statements contained in this news release are based upon data available as of the date of this release or other specified date and speak only as of such date.  All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf about any of the matters covered in this release are qualified by these cautionary statements and in the “Risk Factors” included in our Annual Report on Form 10-K to the SEC and the description of material changes, if any, therein included in our Quarterly Reports on Form 10-Q.  We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, change in circumstances, future events, or otherwise.

With fiscal year 2009 sales of $47.2 billion, Lowe’s Companies, Inc. is a FORTUNE® 50 company that serves approximately 15 million customers a week at more than 1,700 home improvement stores in North America. Founded in 1946 and based in Mooresville, N.C., Lowe’s is the second-largest home improvement retailer in the world. For more information, visit Lowes.com.

Lowe's Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share Data

	Three Months Ended				Six Months Ended
	July 30, 2010		July 31, 2009		July 30, 2010		July 31, 2009
Current Earnings	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Net sales	$14,361	100.00	$13,844	100.00	$26,749	100.00	$25,676	100.00

Cost of sales	9,355	65.14	9,021	65.16	17,384	64.99	16,658	64.88

Gross margin	5,006	34.86	4,823	34.84	9,365	35.01	9,018	35.12

Expenses:

Selling, general and administrative	3,189	22.21	3,123	22.55	6,283	23.49	6,079	23.67

Depreciation	398	2.77	408	2.95	795	2.97	809	3.15

Interest - net	84	0.59	76	0.55	166	0.62	154	0.60

Total expenses	3,671	25.57	3,607	26.05	7,244	27.08	7,042	27.42

Pre-tax earnings	1,335	9.29	1,216	8.79	2,121	7.93	1,976	7.70

Income tax provision	503	3.50	457	3.31	800	2.99	741	2.89

Net earnings	$832	5.79	$759	5.48	$1,321	4.94	$1,235	4.81

Weighted average common shares outstanding - basic	1,417		1,464		1,427		1,463

Basic earnings per common share	$0.58		$0.51		$0.92		$0.84

Weighted average common shares outstanding - diluted	1,419		1,466		1,430		1,465

Diluted earnings per common share	$0.58		$0.51		$0.92		$0.84

Cash dividends per share	$0.110		$0.090		$0.200		$0.175

Retained Earnings
Balance at beginning of period	$18,246		$17,399		$18,307		$17,049
Net earnings	832		759		1,321		1,235
Cash dividends	(157)		(133)		(287)		(259)
Share repurchases	(467)		-		(887)		-
Balance at end of period	$18,454		$18,025		$18,454		$18,025

Lowe's Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)	(Unaudited)
		July 30, 2010	July 31, 2009	January 29, 2010
Assets

Current assets:
Cash and cash equivalents		$1,191	$1,087	$632
Short-term investments		816	424	425
Merchandise inventory - net		8,653	8,189	8,249
Deferred income taxes - net		205	117	208
Other current assets		256	216	218

Total current assets		11,121	10,033	9,732

Property, less accumulated depreciation		22,274	22,727	22,499
Long-term investments		730	900	277
Other assets		508	462	497

Total assets		$34,633	$34,122	$33,005

Liabilities and Shareholders' Equity

Current liabilities:
Short-term borrowings		$-	$9	$-
Current maturities of long-term debt		37	552	552
Accounts payable		4,888	4,970	4,287
Accrued compensation and employee benefits		537	540	577
Deferred revenue		770	716	683
Other current liabilities		1,761	1,672	1,256

Total current liabilities		7,993	8,459	7,355

Long-term debt, excluding current maturities		5,533	4,515	4,528
Deferred income taxes - net		459	504	598
Other liabilities		1,435	1,468	1,455

Total liabilities		15,420	14,946	13,936

Shareholders' equity:
Preferred stock - $5 par value, none issued		-	-	-
Common stock - $.50 par value;
Shares issued and outstanding
July 30, 2010	1,423
July 31, 2009	1,477
January 29, 2010	1,459	711	738	729
Capital in excess of par value		9	367	6
Retained earnings		18,454	18,025	18,307
Accumulated other comprehensive income		39	46	27

Total shareholders' equity		19,213	19,176	19,069

Total liabilities and shareholders' equity		$34,633	$34,122	$33,005

Lowe's Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Six Months Ended
	July 30, 2010	July 31, 2009
Cash flows from operating activities:
Net earnings	$1,321	$1,235
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	848	870
Deferred income taxes	(143)	(106)
Loss on property and other assets - net	16	73
Share-based payment expense	55	50
Net changes in operating assets and liabilities:
Merchandise inventory - net	(400)	32
Other operating assets	(41)	20
Accounts payable	600	858
Other operating liabilities	526	684
Net cash provided by operating activities	2,782	3,716

Cash flows from investing activities:
Purchases of investments	(1,458)	(1,108)
Proceeds from sale/maturity of investments	609	449
Increase in other long-term assets	(16)	-
Property acquired	(612)	(1,022)
Proceeds from sale of property and other long-term assets	9	13
Net cash used in investing activities	(1,468)	(1,668)

Cash flows from financing activities:
Net decrease in short-term borrowings	-	(987)
Proceeds from issuance of long-term debt	991	-
Repayment of long-term debt	(534)	(16)
Proceeds from issuance of common stock under employee stock purchase plan	39	37
Proceeds from issuance of common stock from stock options exercised	23	7
Cash dividend payments	(261)	(259)
Repurchase of common stock	(1,015)	-
Excess tax benefits of share-based payments	1	-
Net cash used in financing activities	(756)	(1,218)

Effect of exchange rate changes on cash	1	12

Net increase in cash and cash equivalents	559	842
Cash and cash equivalents, beginning of period	632	245
Cash and cash equivalents, end of period	$1,191	$1,087